UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 17, 2023

GLOBAL BLOCKCHAIN ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41381	87-2045077
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6555 Sanger Road, Suite 200
Orlando, Florida 32827

(Address of principal executive offices and zip code)

(407) 720-9250

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBBK	The NASDAQ Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	GBBKW	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	GBBKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on August 17, 2023, Global Blockchain Acquisition Corp., a Delaware corporation (“GBBK”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GB Merger Sub Inc., a Georgia corporation and wholly-owned subsidiary of GBBK (“Merger Sub”), Cardea Corporate Holdings, Inc., a Georgia corporation (“Cardea”), Dr. Max Hooper, an individual, in the capacity as representative for GBBK (the “Purchaser Representative”) and its subsidiaries, and Jordan Waring, an individual, in the capacity as the representative for shareholders of Cardea (the “Seller Representative”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into Cardea, with Cardea surviving as a wholly-owned subsidiary of GBBK (the “Business Combination”), and with Cardea’s equity holders receiving shares of GBBK’s common stock.

Important Information about the Business Combination and Where to Find It

In connection with the Merger Agreement and the proposed Business Combination, GBBK intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which will include a proxy statement of GBBK, and a prospectus in connection with the Business Combination. The definitive proxy statement/prospectus (if and when available) and other relevant documents will be mailed to stockholders of GBBK as of a record date to be established for voting on the Business Combination. The Company may also file other relevant documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF GBBK ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

GBBK securityholders and other interested persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Global Blockchain Acquisition Corp., 6555 Sanger Road, Suite 200, Orlando, Florida 32827, attention: Dr. Max Hooper.

Participants in the Solicitation

GBBK and Cardea and their respective directors and executive officers are participants in the solicitation of proxies from the stockholders of the GBBK in respect of the proposed Business Combination. Information about GBBK’s directors and executive officers and their ownership of GBBK common stock is set forth in GBBK’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on May 17, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC in respect of the proposed Business Combination when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of GBBK’s securities; (ii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of GBBK; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the Merger Agreement following the announcement of the entry into the Merger Agreement and proposed business combination; (v) the ability of the parties to recognize the benefits of the Merger Agreement and the Business Combination; (vi) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (vii) statements regarding Cardea’s industry and market size, (viii) the financial condition and performance of Cardea, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Business Combination, potential level of redemptions of GBBK’s public stockholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Cardea, and (ix) those factors discussed in GBBK’s filings with the SEC and that that will be contained in the definitive proxy statement/prospectus relating to the Business Combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the definitive proxy statement/prospectus and other documents to be filed by GBBK from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Cardea and GBBK may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. Neither of Cardea nor GBBK gives any assurance that Cardea or GBBK, or the combined company, will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined above) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. GBBK’s stockholders and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Cardea (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with Cardea continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of GBBK. In the Merger, (i) all shares of Cardea common stock (together, “Cardea Stock”) issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below); and (ii) any securities of Cardea convertible into Cardea Stock, if not exercised or converted prior to the effective time of the Closing will be cancelled, retired, and terminated and cease to represent a right to acquire, be exchanged for or convert into Cardea Stock. At the Closing, GBBK will change its name to “Cardea Capital Holdings, Inc.”

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to Cardea Shareholders as of immediately prior to the Effective Time (“Cardea Shareholders”) will be an amount equal to $175,000,000, subject to adjustments for Cardea’s closing net working capital, closing net debt and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the Closing, as described below. The Merger Consideration to be paid to Cardea Shareholders will be paid solely by the delivery of new shares of GBBK common stock, with each valued at the price per share (the “Redemption Price”) at which each GBBK share of common stock is redeemed or converted pursuant to the redemption by GBBK of its public stockholders in connection with GBBK’s initial business combination, as required by GBBK’s amended and restated certificate of incorporation and by-laws and GBBK’s initial public offering prospectus (the “Redemption”). The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

The Merger Consideration will be allocated among the holders of Cardea’s common stock, pro rata amongst them based on the number of shares of Cardea common stock owned by such shareholder provided, however, that the Merger Consideration otherwise payable to Cardea Shareholders is subject to the withholding of the Escrow Shares (as defined below) and is subject to reduction for indemnification obligations and purchase price adjustments.

Escrow Shares

At the Closing, one percent (1%) of the Merger Consideration (the “Escrow Shares”) otherwise issuable to the Cardea Stockholders (allocated pro rata among the Cardea Stockholders based on the Merger Consideration otherwise issuable to them at the Closing) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to GBBK and Cardea), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”). The Escrow Property will be held in the escrow account for a period of twelve (12) months after the Closing as the sole and exclusive source of payment for any post-Closing purchase price adjustments and indemnification claims (other than fraud claims). The Cardea Stockholders will have the right to vote the Escrow Shares while they are held in escrow.

Earnout

In addition to the Merger Consideration set forth above, the Cardea Stockholders will also have a contingent right to receive up to an additional 3,500,000 shares of GBBK Class A common stock (the “Earnout Shares”) after the Closing based on the price performance of the GBBK Class A common stock during the two (2) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period if the daily dollar volume-weighted average price (“VWAP”) of GBBK’s common stock equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period.

If there is a final determination that the Cardea Stockholders are entitled to receive Earnout Shares, then such Earnout Shares will be allocated pro rata amongst the Cardea Stockholders. The number of shares of GBBK Class A common stock constituting any earnout payment shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of GBBK and Cardea as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by GBBK and Cardea are customary for transactions similar to the Transactions.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of Cardea and GBBK during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), regarding (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Cardea; (4) GBBK’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; and (11) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both GBBK’s stockholders and Cardea Stockholders. GBBK agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Cardea, and file with the SEC the Registration Statement in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of the shares of GBBK Class A common stock to be issued to the Cardea Stockholders as Merger Consideration, and containing a proxy statement/prospectus for the purpose of GBBK soliciting proxies from the stockholders of GBBK to approve the Merger Agreement, the transactions contemplated thereby and related matters, including the adoption and approval of the GBBK Charter Amendment (as defined below), the appointment of members of the Post-Closing Board (as defined below) and the adoption and approval of a new equity incentive plan in a form to be mutually agreed between GBBK and Cardea, which will provide for awards for a number of shares of GBBK Class A Common Stock equal to five percent (5%) of the aggregate number of shares of GBBK Class A common stock issued and outstanding immediately after the Closing (giving effect to the Redemption), and will include a customary evergreen provision (the “GBBK Stockholder Approval”) at a special meeting of GBBK’s stockholders (the “GBBK Special Meeting”) and providing such stockholders an opportunity to participate in the Redemption. Cardea also agreed in the Merger Agreement to call a meeting of its stockholders or obtain written consent and use its reasonable best efforts to solicit from Cardea Stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “Cardea Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of GBBK (the “Post-Closing Board”) will consist of seven individuals, four of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of the Post-Closing Board will be individuals (at least one of whom shall be an independent director) designated by GBBK prior to the Closing and five of the members of the Post-Closing Board (at least three of whom shall be independent directors) will be designated by Cardea prior to the Closing. At or prior to Closing, GBBK will provide each member of the Post-Closing Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary including causing GBBK’s executive officers to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of GBBK immediately after the Closing will be the same individuals as that of Cardea immediately prior to the Closing.

During the Interim Period, GBBK, may but is not required to, seek to enter into and consummate subscription agreements with investors relating to a private equity investment and/or backstop arrangements in connection with the Transactions (the “PIPE Investment”), and if so, Cardea agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such PIPE Investment to occur, including having Cardea’s senior management participate in any investor meetings and roadshows as reasonably requested by GBBK.

GBBK agreed to use its best efforts to, as promptly as practicable after the effective date of the Registration Statement to, obtain the approval of the GBBK stockholders to amend the amended and restated certificate of incorporation of GBBK (the “GBBK Charter Amendment”) to provide that (i) the name of GBBK shall be changed to “Cardea Capital Holdings, Inc.” or such other name as mutually agreed upon and (ii) remove and change certain provisions in the Certificate of Incorporation related to GBBK’s status as a blank check company, and file the GBBK Charter Amendment with the Secretary of State of the State of Delaware.

Cardea also agreed to reimburse GBBK for up to $200,000 of any expenses incurred in connection with obtaining an extension by GBBK of the time it has to consummate a business combination; provided that at such time GBBK and Cardea are engaged in the proxy review process with the SEC.

Additionally, promptly following the signing of the Merger Agreement, GBBK, Cardea and GBBK’s sponsor, Global Blockchain Sponsor, LLC, will enter into a Sponsor Support Agreement in a form to be mutually agreed upon pursuant to which, among other things, the Sponsor will agree to forfeit a portion of its GBBK Common Stock.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

●	receipt of the GBBK Stockholder Approval;

●	receipt of the Cardea Stockholder Approval;

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

●	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

●	upon the Closing, after giving effect to the completion of the Redemption, GBBK shall have net tangible assets of at least $5,000,001;

●	upon the Closing GBBK shall have cash, including funds remaining in GBBK’s trust account and the proceeds of any PIPE Investment, after giving effect any Redemptions but prior to the payment of GBBK’s unpaid expenses or liabilities, of at least equal to $10,000,000;

●	the absence of any pending claim, demand, action, litigation complaint, or other proceeding by or before a governmental authority seeking to enjoin the consummation of the Merger and the other Transactions;

●	the members of the Post-Closing Board shall have been elected or appointed as of the Closing;

●	the effectiveness of the Registration Statement; and

●	GBBK and Cardea shall have both received confirmation from Nasdaq that GBBK’s Class A common stock and warrants shall be eligible for continued listing on the Nasdaq Global Market.

Unless waived by GBBK, the obligations of GBBK and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

●	the representations and warranties of Cardea being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	Cardea having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to Cardea and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

●	GBBK having received a copy of the Cardea’s charter certified by the Secretary of State of the State of Georgia no more than ten business days prior to the Closing date;

●	GBBK having received a copy of the Escrow Agreement, duly executed by the Seller Representative and the escrow agent;

●	GBBK having received a customary Non-Competition Agreement and a Lock-up Agreement executed by the Significant Company Holders of Cardea; and

●	GBBK having received evidence reasonably acceptable to GBBK that Cardea has converted, terminated, extinguished and cancelled in full any outstanding convertible securities or commitments therefor.

In addition, GBBK’s obligation to close is also conditioned on the receipt by GBBK’s board of directors of a written opinion from a reputable independent investment banking firm or other independent financial advisory firm that regularly renders fairness opinions with respect to the type of business that the Cardea conducts (the “Fairness Opinion Provider”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Merger Consideration to be paid by GBBK pursuant to the Merger Agreement is fair from a financial point of view to GBBK’s public stockholders. If, however, the Fairness Opinion Provider indicates to GBBK prior to the issuance of such opinion that, in the Fairness Opinion Provider’s view, the Merger Consideration will not or is likely not to support the issuance of such opinion, then (A) GBBK will promptly advise Cardea accordingly, (B) GBBK and Cardea will thereafter negotiate in good faith to agree on an equitable adjustment to the Merger Consideration in the circumstances, and (C) for so long as Cardea is continuing such negotiations in good faith, GBBK will not seek to terminate the Merger Agreement on the grounds of the failure of this condition.

Unless waived by Cardea, the obligations of Cardea to consummate the Merger are subject to the satisfaction of the following additional conditions:

●	the representations and warranties of GBBK being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	GBBK having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to GBBK and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

●	Cardea having received a copy of the Escrow Agreement, duly executed by GBBK and the escrow agent; and

●	Cardea having received the Registration Rights Agreement executed by, GBBK, Cardea, the Seller Representative, the Purchaser Representative, and the other parties thereto.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual written consent of GBBK and Cardea;

●	by either GBBK or Cardea if any of the conditions to Closing have not been satisfied or waived by May 12, 2024 (the “Outside Date”), provided that GBBK shall have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination (an “Extension”) for an additional period equal to the shortest of (i) three months, (ii) the period ending on the last day for GBBK to consummate a business combination after such Extension and (iii) such period as determined by GBBK;

●	by either GBBK or Cardea if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	by either GBBK or Cardea of the other party’s uncured breach (subject to certain materiality qualifiers);

●	by GBBK if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on Cardea and its subsidiaries taken as a whole that is continuing and uncured;

●	by either GBBK or Cardea if the GBBK Special Meeting is held and the GBBK Stockholder Approval is not received;

●	by either GBBK or Cardea if a special meeting of Cardea Stockholders is held and the Cardea Stockholder Approval is not received; and

●	by the mutual and reasonable written consent of GBBK and Cardea in the event that that any required approval of the SEC or any other governmental authority cannot be obtained by the Outside Date, as such date may be extended.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Trust Account Waiver

Cardea and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in GBBK’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

Dr. Max Hooper, Ph.D is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of GBBK’s stockholders after the Closing (other than the Cardea Shareholders) with respect to certain matters under the Merger Agreement, including with respect to the determination of whether the Earnout Shares has been earned. Jordan Waring is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Cardea Shareholders with respect to certain matters under the Merger Agreement, including with respect to the determination of whether the Earnout Shares have been earned.

Governing Law and Arbitration

The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about GBBK, Cardea or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GBBK’s public disclosures.

Related Agreements

Voting Agreement

In connection with the execution of the Merger Agreement, certain stockholders of Cardea entered into voting agreements (the “Voting Agreements”) with GBBK and Cardea. Under the Voting Agreements, the applicable Cardea stockholder agreed to vote all of their shares of Cardea Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Cardea Stockholders for their approval, and provide a proxy to GBBK to vote such Cardea Stock accordingly. The Voting Agreements prevent transfers of the Cardea Stock held by the Cardea Stockholder between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Upon the Closing, (i) certain senior executive officers of Cardea who own shares of Cardea and (ii) stockholders of Cardea who own more than 5% of the issued and outstanding shares of Cardea Stock immediately prior to the Effective Time (each, a “Significant Stockholder”) shall entered into a Lock-Up Agreement with GBBK and the Purchaser Representative (each, a “Lock-Up Agreement”).

Pursuant to the Lock-Up Agreement, with respect to the shares received as Merger Consideration, each Significant Stockholder shall agree not to, during the period commencing from the Closing and ending on the earliest of (a) the twelve-month anniversary of the Closing, (b) the date the closing sale price of GBBK’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing 150 days after Closing, and (c) the date that the combined company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the combined company stockholders having the right to exchange their equity holdings in the combined company for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (iii) publicly disclose the intention to do any of the foregoing.

The foregoing descriptions of the Voting Agreement and the Lock-up Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Voting Agreement and the form of Lock-up Agreement copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 17, 2023 by and among GBBK, Merger Sub, Purchaser Representative, Cardea and Seller Representative.
10.1	Form of Voting Agreement
10.2	Form of Lock-Up Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). GBBK agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BLOCKCHAIN ACQUISITION CORP.

By:	/s/ Max Hooper
Max Hooper
Chief Executive Officer

Dated: August 23, 2023